UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2007

SIRION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51834 (Commission File Number)	20-4142367 (IRS Employer Identification No.)
3110 Cherry Palm Drive, Suite 340
Tampa, Florida 33619
(Address of principal executive offices and Zip Code)
(813) 496-7325
(Registrant’s telephone number, including area code)
N/A
(Former name or former address since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On January 14, 2007, Sirion Holdings, Inc.’s (“we,” “us,” or the “Company”) wholly owned subsidiary Sirion Therapeutics, Inc. (“Sirion Therapeutics”) entered into a Know-How and Trademark License and Supply Agreement with Laboratoires Thea S.A., a French company. Pursuant to the agreement, Sirion Therapeutics acquired the exclusive rights to develop, manufacture, sell and distribute Laboratoires Thea’s Virgan® product in the U.S. and all U.S. territories and possessions. Virgan®, which was developed and is currently marketed by Laboratoires Thea in Europe, is a topical ophthalmic gel containing ganciclovir that is used for the treatment of certain viral and superficial eye infections. As part of the agreement, Sirion Therapeutics will have the right to use the Virgan® tradename for marketing the product in the U.S. and U.S. territories and possessions. In exchange for these rights, Sirion Therapeutics is required to make milestone and royalty payments to Laboratoires Thea contingent upon its development and marketing of Virgan®. Additionally, Sirion Therapeutics has agreed to obtain all of its supply of ganciclovir from Laboratoires Thea, and Laboratoires Thea has agreed to supply Sirion Therapeutics with all of its requirements of ganciclovir. The product will require approval by the U.S. Food and Drug Administration for marketing in the U.S. and its territories and possessions.
Item 5.02 Election of Directors.
     On January 10, 2007, Thomas M. Riedhammer and Anthony E. Maida, III were elected to the Company’s Board of Directors. Messrs. Riedhammer and Maida were both named as members of the Board of Directors’ Audit and Compensation Committees. Additionally, Mr. Riedhammer will serve as the Board of Directors’ lead director and as Chairman of the Compensation Committee, and Mr. Maida will serve as Chairman of the Audit Committee. In connection with their election, on January 10, 2007, Mr. Riedhammer and Mr. Maida each were granted options to purchase 20,000 shares of our common stock at an exercise price equal to the fair market value thereof on the grant date. The Board of Directors directed that an independent valuation firm be retained to promptly determine the fair market value of our common stock as of the January 10, 2007 grant date. The option agreements between the Company and each of Messrs. Riedhammer and Maida will be executed upon the completion of such valuation, and will reflect a grant date of January 10, 2007 and an exercise price equal to the fair market value of our common stock on such date, as determined by the independent valuation firm.
Item 5.03 Amendment to Articles of Incorporation or Bylaws.
     On January 10, 2007, we amended Section 7 of our Bylaws to provide that our annual meeting of stockholders shall be held on at a date and time fixed by our Board of Directors, provided that our first annual meeting of stockholders shall be held on or before June 30, 2007 and each successive annual meeting of stockholders shall be held on a date within thirteen months after the date of the preceding annual meeting. Prior to this amendment, our Bylaws required that our first annual meeting of stockholders be held within thirteen months of the Company’s incorporation (or no later than February 2007).
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
3.1	First Amendment to the Bylaws of Sirion Holdings, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2007	SIRION HOLDINGS, INC.
	By:	/s/ Barry S. Butler

	Name:	Barry S. Butler
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	First Amendment to the Bylaws of Sirion Holdings, Inc.